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                                                                   EXHIBIT 23.17


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Republic Industries, Inc. of our report dated January 24, 1997 on the combined financial statements of De La Cruz Automotive Group included in Republic Industries, Inc.'s Form 8-K dated September 15, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

Miami, Florida,
  December 1, 1997.